Exhibit (g)(2)
FORM OF EXHIBIT A
     THIS REVISED EXHIBIT A, dated as of February 21, 2011, is Exhibit A to that certain Custodian Services Agreement dated as of November 17, 2006 between PFPC Trust Company and Highland Funds I, as amended March 30, 2010. This Exhibit A is revised for the addition of Highland Floating Rate Opportunities Fund and shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
HIGHLAND LONG/SHORT EQUITY FUND
HIGHLAND HEALTHCARE FUND
HIGHLAND FLOATING RATE OPPORTUNITIES FUND

PFPC TRUST COMPANY

By:

Name:

Title:

Agreed:
HIGHLAND FUNDS I

By:

Name:

Title: